Exhibit 4.3

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made and entered into as of August 19, 2002 (the “Effective Date” by and among Leadis Technology, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Exhibit A attached hereto (the “Investors”).

A. One of the Investors (the “Series 1 Investor”) is a holder of outstanding shares of the Company’s Series 1 Preferred Stock (“Series 1 Stock”) issued by the Company to such Series 1 Investor pursuant to a Series 1 Preferred Stock and Common Stock Warrant Purchase Agreement by and among the Company and the Series 1 Investor dated October 6, 2000, as amended from time to time (the “Series 1 Agreement”). The Series 1 Investor is also the holder of a warrant (the “Warrant”) issued by the Company on October 6, 2000, which is exercisable for 50,000 shares of the Company’s Common Stock (the “Warrant Stock”).

B. Other Investors (the “Series A Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (“Series A Stock”) issued by the Company to such Series A Investors pursuant, as to certain of the Series A Investors, to a Regulation D Series A Preferred Stock Subscription Agreement between the Company and certain of the Series A Investors (the “Regulation D Series A Agreement”) and pursuant, as to the remaining Series A Investors, to a Regulation S Series A Preferred Stock Subscription Agreement between the Company and certain of the Series A Investors (the “Regulation S Series A Agreement”), (such agreements, as amended from time to time, are hereafter collectively referred to as the “Series A Agreements”).

C. The Series 1 Investor has certain information and registration rights and rights of first refusal under an Investor’s Rights Agreement between such Series 1 Investor and the Company dated October 6, 2000 (the “Prior Series 1 Rights Agreement”) and the Series A Investors have certain registration rights pursuant to a Registration Rights Agreement by and among the Company and each of the Series A Investors that was entered into by each of them at the same time as the applicable Series A Agreements (the “Prior Series A Rights Agreement”).

D. Certain Investors (the “Series B Investors”) have agreed to purchase shares of Series B Stock pursuant to a Series B Preferred Stock Purchase Agreement dated of even date herewith, by and among the Company and such Series B Investors (which agreement, as it may be amended from time to time hereafter, is referred to as the “Series B Agreement”). The Series B Agreement provides that, as a condition of the obligations of the Series B Investors to consummate the purchase of Series B Stock thereunder at the initial closing thereunder, the Series B Investors will be granted rights hereunder as “Investors” with respect to the shares of Series B Stock purchased by them.

E. The Company, the Series 1 Investor and the undersigned Series A Investors desire to enter into this Agreement in order to amend, restate and replace the rights and obligations under the Prior Series 1 Rights Agreement and the Prior Series A Rights Agreement with the rights and obligations set forth in this Agreement and to extend the rights and obligations of “Investors” under this Agreement to the Series B Investors upon the initial closing under the Series B Agreement (and any subsequent additional closings thereunder, if any). Section 9 of the

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Prior Series A Rights Agreement provides that the Prior Series A Rights Agreement may be amended by the written consent of the holders of a majority of the “Registrable Securities” (as defined in Section 1(c) of the Prior Series A Rights Agreement) and the undersigned Series A Investors hold a majority of such Registrable Securities, as defined in that Prior Series A Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	INFORMATION RIGHTS.

1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds at least 200,000 shares (or 20,000 shares with respect to Section 1(a)) of Series 1 Stock issued under the Series 1 Agreement, Series A Stock issued under the Series A Agreement, and/or Series B Stock issued under the Series B Agreement (the shares of Series 1 Stock, Series A Stock and Series B Stock being hereafter sometimes collectively referred to as the “Preferred Stock”) and/or the equivalent numbers (on an as-converted basis) of shares of Common Stock of the Company (“Common Stock”) issued upon the conversion of such shares of Series 1 Stock, Series A Stock or Series B Stock (“Conversion Stock”) and/or the equivalent numbers of shares of Warrant Stock, or any combination thereof (each such Investor a “Major Investor”), the Company will:

(a) Annual Reports. Furnish to such Investor, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants, and a capitalization table in reasonable detail as of the end of such fiscal year;

(b) Quarterly Reports. Furnish to such Major Investor as soon as practicable, and in any case within 30 days after the end of each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows and a capitalization table in reasonable detail as of the end of such fiscal quarter;

(c) Monthly Reports. Furnish to such Major Investor as soon as practicable, and in any case within 30 days after the end of each calendar month (except the last month of each of the Company’s fiscal quarters), monthly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows and a capitalization table in reasonable detail as of the end of such month; and

(d) Annual Budget. Furnish to such Major Investor as soon as practicable and in any event no later than 30 days prior to the close of each fiscal year of the

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Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year.

1.2 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records (including minutes of proceedings and actions of the Company’s Board of Directors and stockholders) and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor.

1.3 Confidentiality. Each Investor agrees to hold all information received pursuant to this Section 1 that constitutes nonpublic information, trade secrets of the Company or similar proprietary or confidential information in confidence, and not to use (except for purposes of evaluating its investment in the Company) or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

1.4 Termination of Certain Rights. The Company’s obligations under Sections 1.1 and 1.2 above will terminate upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the Company shall, after such offering, deliver to Major Investors copies of its quarterly reports on Form 10-Q (or any successor form) filed with the SEC (as defined below) promptly after their filing with the SEC.

2.	REGISTRATION RIGHTS.

2.1 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series 1 Stock issued under the Series 1 Agreement, and/or Series A Stock issued under either of the Series A Agreements, and/or Series B Stock issued under the Series B Agreement, and/or any shares of Warrant Stock and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act; provided, however, that notwithstanding anything to the contrary herein, the shares of Series A Stock described in clause (1) of this subsection (b) and any shares of Common Stock described in clause (2) of this subsection (b) that are issued on account of such Series A Stock (which, together with the shares of Series A Stock, are collectively referred to hereinafter

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as the “Excluded Shares”), shall not be “Registrable Securities” for purposes of Sections 2.2, 2.4, 3 or 4.2 of this Agreement.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding, or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(d) Holder. For purposes of Sections 2, 3 and 4, the term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series 1 Stock, Series A Stock, or Series B Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that for purposes of Sections 2 and 4 (but not Section 3), a record holder of the Warrant shall be deemed to be the Holder of the Registrable Securities issuable upon exercise thereof, and provided, further, that the Company shall in no event be obligated to register shares of Series 1 Stock, Series A Stock, Series B Stock, or the Warrant and that Holders of Registrable Securities will not be required to convert their shares of Series 1 Stock, Series A Stock, or Series B Stock into Common Stock, or to exercise the Warrant, in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates. An Investor holding Registrable Securities that are Excluded Shares shall not be deemed a “Holder” with respect thereto for purposes Sections 2.2, 2.4, 3 or 4.2.

(e) Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

2.2 Demand Registration.

(a) Request by Holders. If the Company shall receive at any time after the earlier of August 19, 2005, or six (6) months after the effective date of the Company’s initial public offering of its securities pursuant to a registration filed under the Securities Act (an “IPO”), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within thirty (30) days after the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided, however, that the Registrable Securities requested by all

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Holders to be registered pursuant to such request must either (i) be at least twenty percent (20%) of all Registrable Securities then outstanding that are then held by the Holders requesting to include Registrable Securities in such registration, or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than Ten Million Dollars ($10,000,000).

(b) Underwriting. If the Holders initiating the registration request under this Section 2.2 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Initiating Holders who hold a majority of the Registrable Securities then Outstanding held by all Initiating Holders. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and securities held by any employee or former employee of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2; provided, however, that a registration shall only be deemed to have been “effected” hereunder if the relevant registration statement is declared or deemed to be effective.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. Notwithstanding anything to the contrary herein, the Company shall not be obligated to effect a demand registration under this Section 2.2 during the

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period beginning on the date that is ninety (90) days prior to the Company’s good faith estimate of the date on which it intends to file a registration statement for its IPO and ending one hundred and eighty (180) days after the effective date of its IPO if, within thirty (30) days of receipt of a written request for a demand registration under this Section 2.2 from the Initiating Holders, the Company delivers written notice to such Initiating Holders of its intent to file a registration statement for its IPO within ninety (90) days.

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, and third to any employee or former employee of the Company, if applicable; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering from which all Registrable Securities may be excluded if no shares of any other selling stockholder are included therein. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Expenses. All expenses incurred in connection with each registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least five percent (5%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

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(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4;

(1) if Form S-3 is not available for such offering;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

(3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4;

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Expenses. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with registrations requested pursuant to this Section 2.4, (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.

(d) Not A Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

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2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a “comfort” letter dated as of such date, from the independent certified public accountants of the

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Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements omissions or violations (collectively, “Violations” and, individually, a “Violation”):

(1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(3) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation

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which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner, member, or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; provided, further, however, that where there are multiple indemnified parties, the indemnifying party shall only pay the reasonable fees and expenses of one (1) such separate counsel for all of the indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

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(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any partner, member, director, officer or controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder, or any partner, member, director, officer or controlling person of such Holder in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder or partner, member, director, officer or controlling person of such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder or partner, member, director, officer or controlling person of such Holder is responsible for the portion represented by the percentage that the public offering price of such Holder’s Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder or partner, member, director, officer or controlling person of such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement net of underwriters’ discounts and commissions; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.9 “Market Stand-Off” Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners, sole stockholders, or parent corporations of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

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(b) restrictions contained in this Section 2.9 shall not apply unless all officers and directors of the Company and all persons holding more than one percent (1%) of the Company’s outstanding voting securities are each bound by similar “lockup” provisions as of the time of such registration.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) Use reasonable, diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

2.11 Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 2.2, 2.3 or 2.4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or 2.4 following the Company’s initial public offering if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three month period pursuant to Rule 144 under the Securities Act. Without limiting the foregoing provisions of this

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Section 2.11, the Company shall have no obligation to effect any registration of Registrable Securities under Sections 2.2, 2.3 or 2.4 after the fifth (5th) anniversary of an IPO; provided however, that if any shares of Series B Stock are outstanding immediately prior to the closing of such IPO, then such IPO shall trigger the running of the foregoing five (5) year period only if all outstanding shares of Series B Stock are automatically converted to Common Stock in connection with such IPO.

3.	RIGHT OF FIRST REFUSAL.

3.1 General. Each Holder (as defined in Section 2.1(d)) and any party to whom such Holder’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a “Rights Holder”) has the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the Effective Date; provided, however, that the term “Rights Holder” shall not include any person who does not, at the time in question, qualify as an “accredited investor” (as that term is defined in Regulation D promulgated under the Securities Act). A Rights Holder’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance upon exercise of then outstanding options and warrants.

3.2 New Securities. “New Securities” shall mean any Common Stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or preferred stock; provided, however, that the term “New Securities” does not include:

(a) shares of Common Stock (or options or rights therefor) granted or issued on or after the Effective Date to employees, officers, directors, contractors, consultants or advisers to, the Company (or to any other corporation of which at least 50% of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations (each a “Subsidiary”)) pursuant awards or grants made under the Company’s 2000 Stock Incentive Plan or 2002 Equity Incentive Plan and shares of Common Stock issuable upon exercise of any such awards or grants which are options or rights to acquire Common Stock;

(b) shares of Common Stock issuable upon exercise of options, warrants, or rights that are outstanding as of the Effective Date;

(c) shares of capital stock of the Company (and/or options or warrants therefor) granted or issued after the Effective Date to financial institutions in connection with equipment financing arrangements that are approved by the Board of Directors, including the

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approval of at least one of the two directors elected by the holders of Series B Stock, voting as a separate class (the “Series B Directors”);

(d) shares of capital stock of the Company (and/or options or warrants therefor) granted or issued after the Effective Date to consultants to, or customers or strategic partners of, the Company (or any Subsidiary), or parties providing the Company (or any Subsidiary) with bona fide recruiting fees, real property leases, strategic partnering arrangements, licensing arrangements, asset purchases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, or similar transactions under arrangements approved by the Board of Directors, including the approval of both of the Series B Directors;

(e) shares of capital stock of the Company (and/or options or warrants therefore) issued or issuable in connection with any stock splits, combinations, dividends, distributions or similar events;

(f) shares of capital stock of the Company (and/or options or warrants therefor) issued pursuant to the acquisition of another corporation or entity by the Company (or any Subsidiary) by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company (or any Subsidiary) acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity, which acquisition is approved by the Board of Directors, including the approval of both of the Series B Directors;

(g) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock; and

(h) securities offered by the Company to the public in the IPO.

3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that

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such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) days after receiving the Overallotment Notice.

3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such twenty (20) plus five (5) day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5 Termination. This right of first refusal shall terminate (a) immediately before the closing of the IPO, or (b) upon (1) the acquisition of all or substantially all the assets of the Company or (2) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

4.	ASSIGNMENT AND AMENDMENT.

4.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights. The rights of an Investor under Section 1.1 or 1.2 hereof may be assigned only to a party who acquires from an Investor (or an Investor’s permitted assigns) at least that number of shares of Series 1 Stock, Series A Stock, or Series B Stock and/or equivalent numbers (on an as converted basis) of shares of Conversion Stock and/or shares of Warrant Stock necessary to receive the rights described in Section 1.1 or 1.2 hereof, respectively. Any assignment of rights hereunder shall be contingent upon the transferee agreeing in a writing satisfactory to the Company to be bound by the terms and conditions of this Agreement as an “Investor” hereunder.

(b) Registration Rights; Refusal Rights. The registration rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to (i) a party who acquires a number of shares of Series 1 Stock, Series A Stock and/or Series B Stock, and/or equivalent numbers (on an as converted basis) of Registrable Securities and/or of shares of Warrant Stock equal to at least twenty percent (20%) of the total number of such shares (calculated on an as converted basis) originally held by the applicable Investor who first held those shares as of the Effective Date, or (ii) to a party who is an “affiliate” (as defined in Regulation D promulgated under the Securities Act) of such Holder or Rights Holder; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to

16.

which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4. Any assignment of rights hereunder shall be contingent upon the transferee agreeing in a writing satisfactory to the Company to be bound by the terms and conditions of this Agreement as an “Investor” hereunder.

4.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of a majority of the Registrable Securities then outstanding; provided, however, that the “piggyback” registration rights granted to the holders of Excluded Shares as expressly set forth under Section 2.3 of this Agreement may not be materially and adversely changed in a manner different from the corresponding express rights of the other Investors thereunder without the written consent of the holders of Excluded Shares holding a majority of the Excluded Shares; and provided, further, however, that the rights of the USVP Affiliated Investors (as defined below) and the Walden International Affiliated Investors (as defined below) set forth in Section 5.2 may not be amended or waived without the express written consent of the Majority USVP Affiliated Investors (as defined below) and the Majority Walden International Affiliated Investors (as defined below), respectively. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each other Holder, and each permitted successor or assignee of such Investor or Holder and the Company.

4.3 New Investors.

(a) Additional Closings of Series B Financing. Notwithstanding anything herein to the contrary, if pursuant to Section 2.2 (or any similar provision) of the Series B Agreement, additional parties purchase shares of Series B Stock in additional closings, if any, as “New Investors” thereunder after the Effective Date, then each such New Investor shall become a party to this Agreement as an “Investor” hereunder, without the need for any consent, approval or signature of any Investor when such New Investor has both: (a) purchased shares of Series B Stock under the Series B Agreement, and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement as an “Investor,” with the Company’s consent.

(b) Other Matters. Exhibit A shall be amended at each additional closing in which shares of Series B Stock are sold to “New Investors” under the Series B Agreement, if any, to add each new Investor who becomes a party hereto pursuant to this Section 4.3 at each such closing, and/or issuance, and/or distribution.

5.	ADDITIONAL COVENANT.

5.1 Limitations on Subsequent Registration Rights. The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights equal or superior to the rights granted hereunder without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding.

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5.2 Registration Outside the United States. Any registration of the Company’s shares of capital stock under the laws of any nation other than the United States for purposes of making a public offering of the Company’s capital stock in such other nation and creating a public market for the Company’s capital stock in such other nation shall be subject to the express prior written approval of each of (i) the Holders of a majority of the Registrable Securities then outstanding that are held, in the aggregate, by the USVP Affiliated Investors (as defined below) (the “Majority USVP Affiliated Investors”), and (ii) the Holders of a majority of the Registrable Securities then outstanding that are held, in the aggregate, by the Walden International Affiliated Investors (as defined below) (the “Majority Walden International Affiliated Investors”), which approval may be withheld in their sole discretion, for any reason. “USVP Affiliated Investors” means those Investors affiliated with US Venture Partners as designated on Exhibit A attached hereto (and their permitted successors and assigns). “Walden International Affiliated Investors” means those Investors affiliated with Walden International as designated on Exhibit A attached hereto (and their permitted successors and assigns). Notwithstanding the foregoing, the USVP Affiliated Investors shall have no rights under this Section 5.2 if they cease to be Holders of a number of Registrable Securities then outstanding equal to less than thirty percent (30%) of the total number of Registrable Securities then outstanding as to which they were Holders on the day immediately following the Effective Date, and the Walden International Affiliated Investors shall have no rights under this Section 5.2 if they cease to be the Holders of a number of Registrable Securities then outstanding equal to less than thirty percent (30%) of the total number of Registrable Securities then outstanding as to which they were Holders on the day immediately following the Effective Date, in each case as such numbers may be adjusted pursuant to Section 6.10. This Section 5.2 shall terminate at the same time that the right of first refusal in Section 3 terminates in accordance with the terms and conditions of Section 3.5.

5.3 Vesting; Other Restrictions. During the period beginning immediately following the Effective Date and ending on the closing of the IPO, the Company shall not, without the consent of either (i) both of the Series B Directors or (ii) the Holders of a majority of the Registrable Securities then outstanding, do any of the following:

(a) issue incentive options or stock awards under the Company’s 2002 Equity Incentive Plan (or any other employee equity incentive plan that may be adopted by the Company) to employees of the Company (“Awards”) that do not provide for vesting (which terminates upon termination of employment or consulting relationship with the Company) over a period of at least four (4) years, beginning on a date that is no earlier than such employee’s first date of employment by the Company, with no more than 25% vesting on the first anniversary of such beginning date and the balance vesting no faster than in thirty-six (36) equal monthly increments thereafter;

(b) Issue Awards providing for a repurchase of unvested shares of capital stock at a price higher than the original exercise price paid by the stockholder for such shares, or permitting transfers of unvested shares;

(c) Issue Awards that do not provide for a Company right of first refusal to acquire vested shares proposed to be transferred by the holder thereof (subject to customary exceptions for transfers to family members or for tax planning purposes);

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(d) Issue any additional incentive options or stock awards under the Company’s 2000 Stock Incentive Plan.

6.	GENERAL PROVISIONS.

6.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon the earlier of (i) actual receipt, (ii) the date that is one business day after delivery to an express overnight courier service for internal United States deliveries, or the date that is three business days after delivery to an internationally recognized courier for deliveries across international borders, fees prepaid, as follows:

(a) if to an Investor, at such Investor’s respective address as set forth on Exhibit A hereto.

(b) if to the Company, at 3003 N. First Street, Suite 236, San Jose, CA 95134, Attn. Ken Lee (with a copy to Barry J. Kramer, Esq. and Michael J. Patrick, Esq., Fenwick & West LLP, Two Palo Alto Square, Palo Alto, CA 94306).

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder.

6.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes the Prior Series 1 Rights Agreement, the Prior Series A Rights Agreement and any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

6.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.6 Successors And Assigns. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

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6.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9 Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s reasonable costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock after the Effective Date, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 Prior Rights Agreements Superseded. Pursuant to Section 9 of the Prior Series A Rights Agreement, the undersigned parties who are parties to such Prior Series A Rights Agreement hereby amend and restate the Prior Series A Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Series A Rights Agreement shall hereby be terminated and entirely replaced and superseded by this Agreement. Pursuant to Section 5.3 of the Prior Series 1 Rights Agreement, the Series 1 Investor (who holds 100% of the outstanding shares of Series 1 Stock) hereby amends and restates the Prior Series 1 Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Series 1 Rights Agreement shall hereby be terminated and entirely replaced and superceded by this Agreement.

6.13 Waiver of Series 1 Right of First Refusal. All rights of the Series 1 Investor under Section 3 of the Prior Series 1 Rights Agreement to purchase any of the shares of Series B Stock that are being sold by the Company pursuant to the Series B Agreement are hereby waived.

[Remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.

THE COMPANY: LEADIS TECHNOLOGY, INC.

By:	/s/ Sung Tae Ahn

Sung Tae Ahn President and Chief Executive Officer

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

U.S. VENTURE PARTNERS VIII, L.P. USVP VIII AFFILIATES FUND, L.P. USVP ENTREPRENEUR PARTNERS VIII-A, L.P. USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

By:	Presidio Management Group VIII, L.L.C. The General Partner of Each

	By:	/s/ Michael P. Maher

	Name:	Michael P. Maher
	Its:	Attorney-in-Fact

Address:		2735 Sand Hill Road
Menlo Park, CA 94025

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

PACVEN WALDEN VENTURES V, L.P.

By:	Pacven Walden Management V, Co., Ltd. As General Partner of Pacven Walden Ventures V, L.P.

	By:	/s/ Lip-Bu Tan

	Name:	Lip-Bu Tan
	Its:	Director

Address:		One California Street, Suite 2800
San Francisco, CA 94111

PACVEN WALDEN VENTURES PARALLEL V-A C.V.

By:	Pacven Walden Management V, Co., Ltd. As General Partner of Pacven Walden Ventures Parallel V-A C.V.

	By:	/s/ Lip-Bu Tan

	Name:	Lip-Bu Tan
	Its:	Director

Address:		One California Street, Suite 2800
San Francisco, CA 94111

PACVEN WALDEN VENTURES PARALLEL V-B C.V.

By:	Pacven Walden Management V, Co., Ltd. As General Partner of Pacven Walden Ventures Parallel V-B C.V.

	By:	/s/ Lip-Bu Tan

	Name:	Lip-Bu Tan
	Its:	Director

Address:		One California Street, Suite 2800
San Francisco, CA 94111

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

PACVEN WALDEN VENTURES V ASSOCIATES FUND, L.P.

By:	Pacven Walden Management V, Co., Ltd. As General Partner of Pacven Walden Ventures V Associates Fund, L.P.

	By:	/s/ Lip-Bu Tan

	Name:	Lip-Bu Tan
	Its:	Director

Address:		One California Street, Suite 2800
San Francisco, CA 94111

PACVEN WALDEN VENTURES V-QP ASSOCIATES FUND, L.P.

By:	Pacven Walden Management V, Co., Ltd. As General Partner of Pacven Walden Ventures V-QP Associates Fund, L.P.

	By:	/s/ Lip-Bu Tan

	Name:	Lip-Bu Tan
	Its:	Director

Address:		One California Street, Suite 2800
San Francisco, CA 94111

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

F&W INVESTMENTS LLC – SERIES 2001

By:	/s/ Matthew P. Quilter

Matthew P. Quilter

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Ampoc Far East Co. Ltd.

Print Name of Investor

/s/ Ronald S. Su

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Won Sang Moon

Print Name of Investor

/s/ Won Sang Moon

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Park, Sahng Kyoo

Print Name of Investor

/s/ Sahng Kyoo Park

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

(individual signature block):		(entity signature block):

(print/type complete name of entity)

/s/ J. Kim		By:

	(signature)		(signature)

Name:	Jihee Kim	Name:

	(please print or type full name)		(please print or type full name)

Title:

	(please print or type full name)		(please print or type full name)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Sung Tae Ahn

Print Name of Investor

/s/ Sung Tae Ahn

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

INVESTORS:

Ronald S. Su/Ampoc

Print Name of Investor

/s/ Ronald S. Su

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Ching Hui Chen

Print Name of Investor

/s/ Ching Hui Chen

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Huang, Chi Jui

Print Name of Investor

/s/ Huang, Chi Jui

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Khodi Family Trust u/A/d 2/19/00

Print Name of Investor

/s/ Parviz Kevin Khodi

Signature of Investor or Authorized Signatory

/s/ Parviz Kevin Khodi, Trustee

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Eungu Kim

Print Name of Investor

/s/ Eungu Kim

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Yong Won Kwon

Print Name of Investor

/s/ Yong Won Kwon

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Lim, Ruger and Kim LLP

Print Name of Investor

/s/ Brian King Sheldon

Signature of Investor or Authorized Signatory

Brian King Sheldon, Partner

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Gary Liu

Print Name of Investor

/s/ Gary Liu

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Ronald S. Su

Print Name of Investor

/s/ Ronald S. Su

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Yueh-Chen Tseng

Print Name of Investor

/s/ Yueh-Chen Tseng

Signature of Investor or Authorized Signatory

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:

Silicon Image

Print Name of Investor

/s/ Robert G. Gargus

Signature of Investor or Authorized Signatory

Robert G. Gargus, CFO

Name and Title of Authorized Signatory (if applicable)

[SIGNATURE PAGE TO LEADIS TECHNOLOGY, INC. INVESTORS’ RIGHTS AGREEMENT]

Exhibit A

List of Investors

Series A Investors

Seong Jin Ahn 1181 Elmsford Court Cupertino, CA 95014	Yongwon Kwon 15F, Kosmo Tower 1002 Daechi-dong Gangnam-gu Seoul, 135-280 Korea

Sung Tae Ahn c/o Leadis Technology, Inc. 3003 N. First St., Suite 236 San Jose, CA 95134	Hae-Seung Lee 63 Notre Dame Rd Bedford, MA 01730

AMPOC Far-East Co., Ltd. 17F, No. 171 Sung-Teh Road Taipei, Taiwan, R.O.C. Ann: Ronald Su	Lim, Ruger & Kim 1055 W. 7th St., Suite 2800 Los Angeles, CA 90017 Attn: John S.C. Lim

Ching Hui Chen 7F, No. 55 Peiyang St. Hsinchu, Taiwan 300, R.O.C.	Gary Liu 5F, 12, Jen-Ai Rd. Sec. 2 Taipei, Taiwan, R.O.C.

eSource Global, Inc. 17 West 54th Street, I-F New York, NY 10019 Attn: John Koh, CEO	Won-Sang Moon Suite 703, City Air Terminal Bldg. 159-6 Samsung-dong Kangnam-ku Seoul, Korea

Chi Jui Huang 5F, 12, Jen-Ai Rd., Sec. 2 Taipei, Taiwan, R.O.C.	Shang Zyoo Park Unit 407-408, 4th Floor New East Ocean Centre 9 Science Museum Road Tsimshatsui East Kln. Hong Kong

Khodi Family Trust U/A/dtd 2/19/00 10403 Noel Avenue Cupertino, CA 95014 Attn: Parvis Khodi, Trustee	Ronald S. Su c/o Ampoc Far East Co., Ltd. 17 F., No. 171 Sung-Teh Rd Taipei, Taiwan, R.O.C.

Eungu Kim 444 San Antonio Road, #10B Palo Alto, CA 94306	Yueh-Chen Tseng 6F-7, No. 472, Sec. I Kuang Fu Rd. Hsin-Chu, Taiwan, R.O.C.

Jihee Kim 457 Homer Ave. Palo Alto, CA 94301

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List of Investors (continued)

Series 1 Investor

Silicon Image, Inc. 1060 E. Arques Ave. Sunnyvale, CA 94086 Attn: David D. Lee, CEO

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List of Investors (continued)

Series B Investors

US Venture Partners VIII, L.P. 2735 Sand Hill Road Menlo Park CA 94025 Attn: Michael Maher (a “USVP Affiliated Investor”)	Pacven Walden Ventures V Associates Fund, L.P. One California Street, Suite 2800 San Francisco, CA 94111 Attn: Lip-Bu Tan (a “Walden International Affiliated Investor”)

USVP VIII Affiliates Fund, L.P. 2731 Sand Hill Road Menlo Park CA 94025 Attn: Michael Maher (a “USVP Affiliated Investor”)	Pacven Walden Ventures V-QP Associates Fund, L.P. One California Street, Suite 2800 San Francisco, CA 94111 Attn: Lip-Bu Tan (a “Walden International Affiliated Investor”)

USVP Entrepreneur Partners VIII-A, L.P. 2735 Sand Hill Road Menlo Park CA 94025 Attn: Michael Maher (a “USVP Affiliated Investor”)	F&W Investments LLC-Series 2001 c/o Fenwick & West LLP Two Palo Alto Square Palo Alto, CA 94306 Attn: Laird H. Simons III

USVP Entrepreneur Partners VIII-B, L.P. 2735 Sand Hill Road Menlo Park CA 94025 Attn: Michael Maher (a “USVP Affiliated Investor”)	Ampoc Far-East Co., Ltd. 17 F., No. 171, Sung-Teh Road Taipei, Taiwan, R.O.C. Attn: Hank Hou

Pacven Walden Ventures V, L.P. One California Street, Suite 2800 San Francisco. CA 94111 Attn Lip-Bu Tan (a “Walden International Affiliated Investor”)	Won Sang Moon Suite 703, City Air Terminal Building 159-6 Samsung-dong, Kangnam-ku Seoul, Korea

Pacven Walden Ventures Parallel V-A CV. One California Street, Suite 2800 San Francisco, CA 94111 Attn: Lip-Bu Tan (a “Walden International Affiliated Investor”)	Sahng Kyoo Park Unit 407-408, 4th Floor, New East Ocean Centre 9 Science Museum Road Tsimshatsui East Kln. Hong Kong

Pacven Walden Ventures Parallel V-B C.V. One California Street, Suite 2800 San Francisco, CA 94111 Attn: Li-Bu Tan (a “Walden International Affiliated Investor”)	Jihee Kim 457 Horner Avenue Palo Alto, CA 94301

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